Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 13, 2023, except for Note 1 and Note 16 as to which the date is March 4, 2024 with respect to the consolidated financial statements of Gamehaus Holdings Inc., as of and for the years ended June 30, 2023 and 2022 in this Registration Statement on Form F-4 and the related prospectus of Gamehaus Holdings Inc. filed with the Securities and Exchange Commission. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

May 6, 2024